UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

Stronghold Digital Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-40931	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 967-5294

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2023, Stronghold Digital Mining LLC (“Stronghold LLC”), a wholly owned subsidiary of Stronghold Digital Mining, Inc. (the “Company”), and Frontier Outpost 8, LLC (“Frontier”) entered into a Managed Services Agreement (the “MSA”). Pursuant to the MSA, Frontier will provide certain services to Stronghold LLC including monitoring, operating and maintaining (collectively, the “Services”) the Company’s wholly-owned data centers located at each of the Panther Creek power plant (the “Panther Creek Plant”) and Scrubgrass power plant (the “Scrubgrass Plant”). In exchange for the Services, Stronghold LLC will pay to Frontier a Monthly Service Fee equal to $410,000 for the first three months of the MSA. Beginning on February 13, 2024, the Monthly Service Fee shall be subject to certain adjustments based upon the “Applicable Hash Price”, “Inflation Factor” and “Uptime”. All capitalized words used but not defined herein have the meanings assigned in the MSA.

In connection with the MSA, Frontier is eligible to receive a maximum of 120,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) over the three year term of the MSA. Upon each three month anniversary of the MSA, Frontier will receive between 10,000 and zero shares of Common Stock based upon certain “Uptime” metrics over the preceding three months.  The MSA has a term of three years and can be terminated in advance by Stronghold LLC or Frontier in the event that certain obligations under the MSA are not met. Material costs incurred by Frontier related to the Services shall be approved by Stronghold LLC. Following entry into the MSA, Frontier intends to hire certain data center personnel that were previously employed by wholly owned subsidiaries of the Company at each of the Panther Creek Plant and Scrubgrass Plant to assist with the Services.

The foregoing summary of the terms of the MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the MSA, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 13, 2023, the Company issued a press release announcing the results of the Company’s September Bitcoin mining operations and the entry into the MSA. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The information set forth under Item 2.02 of this report is incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 8.01	Other Events.

The Company mined 196 Bitcoin in September 2023 and generated approximately $0.2 million in energy revenue, which represents the equivalent of approximately 7 additional Bitcoin based on the average price of Bitcoin during the month of September. This equates to approximately 203 of Bitcoin-equivalent production in September 2023 compared to approximately 235 in August 2023. The Company experienced an unplanned outage during September 2023 at its Scrubgrass Plant that affected both its plant operations and data center operations. The Company elected to extend the outage at the plant due to low power prices in an effort to conduct additional maintenance. The data center located at the Scrubgrass Plant returned to full operations after seven days, importing power from the PJM Interconnection LLC (“PJM”) grid. Once the data center at the Scrubgrass Plant resumed operations, the Company’s hash rate finished the month at approximately 3.5 exahash per second, the Company’s all-time high hash rate, up approximately fifteen percent (15%) versus the August 2023 exit hash rate. Early in October 2023, as the outage at the Scrubgrass Plant continues, PJM informed the Company of its request that the Company reduce its imports to 10 megawatts for an estimated 10 day period starting on October 11, 2023, in order to perform transmission line work in the area. The Company intends to cooperate with the PJM import directive. The Company plans to start the Scrubgrass Plant imminently in order to resume full data center output while minimizing the impact of the PJM import directive. Stronghold expects October 2023 Bitcoin production to be in the range of 205 to 215 Bitcoin, excluding electricity sales, and the Company continues to expect over 20% hash rate growth in the fourth quarter of 2023 when compared to the third quarter of 2023.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this current report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the recent restructuring of the Company’s debt and the performance and satisfaction of various obligations under the agreements entered into in order to effect such restructuring of debt; the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure and install crypto asset mining equipment, including from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K filed on April 3, 2023 and our Quarterly Reports on Form 10-Q filed on May 12, 2023 and August 11, 2023, and in its Current Reports on Form 8-K filed from time to time. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	Managed Services Agreement, by and between Stronghold Digital Mining LLC and Frontier Outpost 8, LLC, dated October 13, 2023

99.1*	Press Release, dated as of October 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

	By:	/s/ Gregory A. Beard
		Name:	Gregory A. Beard
		Title:	Chief Executive Officer and Chairman
Date: October 16, 2023